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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3, Pre-effective Amendment No. 2,
(No. 333-85480) and related Prospectus of Industrial Distribution Group, Inc. for the registration of 82,133 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Industrial Distribution Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP

Atlanta, Georgia
August 8, 2002